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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

The Board of Trustees
Pennsylvania Real Estate Investment Trust:

         We consent to the incorporation by reference in the registration statements (File No. 33-61115, File No. 333-48917, File No. 333-70157, as
amended, File No. 333-74693, File No. 333-74695, File No. 333-74697, File No.
333-36626, File No. 333-97337, File No. 333-97985, File No.333-109848, File No.
333-109849, File No. 333-110515 and File No. 333-110926) on Form S-3 and (File
No. 33-59771, File No. 33-59773, File No. 33-59767, File No. 333-69877, File No.
333-97677 and File No. 333-103116) on Form S-8 of Pennsylvania Real Estate Investment Trust of our report dated February 27, 2004, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedules, which report appears in the December 31, 2003 annual report on Form 10-K of Pennsylvania Real Estate Investment Trust.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 15, 2004